UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2025

Angel Oak Mortgage REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40495	37-1892154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 953-4900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AOMR	New York Stock Exchange
9.500% Senior Notes due 2029	AOMN	New York Stock Exchange
9.750% Senior Notes due 2030	AOMD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2025, the Board of Directors (the “Board”) of Angel Oak Mortgage REIT, Inc. (the “Company”) appointed Tian ce (David) Zhong as a director, effective June 17, 2025, with a term expiring at the 2026 annual meeting of the Company’s stockholders. Mr. Zhong fills a vacant seat which was created due to the resignation of a previous Board member in June 2025.

Mr. Zhong is the designee to the Board of an affiliate of Morgan Stanley & Co. LLC (the “MS Investor”) pursuant to a shareholder rights agreement (the “MS Shareholder Rights Agreement”) among the Company, our external manager, Falcons I, LLC, and the MS Investor, which, as described further below, entitles the MS Investor to designate a nominee to fill the vacancy on the Board created by the resignation of the MS Investor’s previous designee in June 2025. Mr. Zhong has not been determined to be “independent” under the corporate governance standards of the New York Stock Exchange.

In accordance with the MS Shareholder Rights Agreement, Mr. Zhong will not be entitled to receive compensation for his service as a director. Mr. Zhong has entered into an indemnification agreement in substantially the same form as the indemnification agreement filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 24, 2025. Mr. Zhong has not been appointed to serve on any committees of the Board.

Pursuant to the MS Shareholder Rights Agreement, the MS Investor, subject to certain limitations, has the right to designate one nominee for election to the Board, and to fill any vacancy created by reason of the resignation, removal or other departure of such nominee, for so long as the MS Investor and its affiliates beneficially own, in the aggregate, shares of the Company’s common stock representing at least 10% of the shares of common stock then outstanding (excluding shares of common stock that are subject to issuance upon the exercise or exchange of rights of conversion, or any options, warrants or other rights to acquire shares of common stock).

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2025	ANGEL OAK MORTGAGE REIT, INC.

By: /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer and Treasurer